                                                              EXHIBIT 23.4

                          CONSENT OF KENT HANCE

   I hereby consent to being named a proposed director of MeriStar Hotels & Resorts, Inc. and to the use of my name wherever it appears in its Registration Statement on Form S-1, which forms a part of the Registration Statement, and any amendments thereto.

Dated: May 22, 1998
                                                    /s/ Kent Hance
                                          By___________________________________

                                                      Kent Hance